Hong Kong Talents Visa Service Agreement

Party A: Powerful Strong International Group Co., Limited

Contact Number: 54809360

Address: Room 1501, 15/F, Capital Plaza, 255 King’s Road, North Point, Hong Kong

Business Registration Number: 74964898-000

Party B: Here Hear Company Limited

Address: Unit 1708-09, 17/F, Shui On Centre, 6-8 Harbour Road, Wan Chai, Hong Kong

1. Preamble

Regarding the cooperation project between Party A and Party B concerning listed companies in Hong Kong, the parties have reached consensus through friendly consultation and hereby enter into the following agreement on 20 May 2024.

2.Rights and Obligations of the Parties

(A) Rights and Obligations of Party A

i.Party A shall assess the qualification conditions of Party B’s applicants, recommend suitable Hong Kong listed company employers (Greater Bay Area Convergence Power Group Hong Kong, stock code HK.1189) based on the applicants’ circumstances, and ensure that Party B’s applicants obtain lawful employment with the said listed company.

ii.Party A shall assist the Hong Kong employer company in preparing the documents required for the Quality Migrant Admission Scheme application and cooperate with Party B’s applicants to complete the entire application process, including renewal and all related formalities and documentation.

iii.Party A shall promptly provide feedback to Party B on all issues raised by the Immigration Department in relation to the application and assist in preparing all necessary documents to address such issues.

iv.Party A shall assist Party B’s applicants with onboarding procedures and ensure that they receive their monthly salary from the listed company employer, Mandatory Provident Fund (MPF) contributions, and annual tax filings in accordance with Hong Kong labor laws.

v.Party A shall ensure that Party B’s applicants receive at least seven (7) years of lawful employment with a Hong Kong listed company that qualifies under the Quality Migrant Admission Scheme.

vi.Party A shall be responsible for arranging and ensuring the provision of all required documents and services for visa renewals, extensions, and other Hong Kong immigration status applications for the applicants and their accompanying family members during the period of employment with the Hong Kong listed company.

vii.Party A shall keep strictly confidential all information and materials provided by Party B and shall use such information solely for the purpose of the Quality Migrant Admission Scheme application. Party A shall not disclose any such information to any person unrelated to the application.

(B) Rights and Obligations of Party B

i.Party B shall recommend talents who meet the requirements for employment by Party A’s Hong Kong listed companies.

ii.Party B shall be responsible for direct communication with the applicants and shall guide the applicants in submitting the required documents in accordance with Party A’s instructions.

iii.Party B shall assist the applicants in collecting and organizing the application documents in accordance with the document checklist recommended by Party A.

iv.Party B and its applicants shall keep strictly confidential all information and materials provided by Party A and shall not disclose any such information to any person unrelated to the application.

3.Consultancy Service Fee

i.Party A shall accept Party B’s applicants and ensure that they obtain at least seven (7) years of employment with a Hong Kong listed company together with full Quality Migrant Admission Scheme visa consultancy services.

In consideration of the above, Party B shall pay Party A a total consultancy service fee of HK$550,000 (Hong Kong Dollars Five Hundred and Fifty Thousand Only). Payment shall be made in the following instalments upon signing of this Agreement:

(a)Within five (5) working days after both parties sign this Agreement, Party B shall pay the first instalment of HK$100,000.00 (Hong Kong Dollars One Hundred Thousand Only).

(b)Within thirty (30) days after Party B’s applicant receives the approval notice issued by the Hong Kong Immigration Department, Party B shall pay the balance of HK$450,000.00 (Hong Kong Dollars Four Hundred and Fifty Thousand Only).

Party A’s Bank Account Details

Bank: [*]

Account Number: [*]

Account Name: [*]

4.Refund Policy

i.If Party B’s applicant’s first Quality Migrant Admission Scheme application is refused due to reasons attributable to Party A, Party A shall, within ten (10) working days, recommend another Hong Kong listed company free of charge. If the applicant is refused a second time, Party A shall refund the full amount of HK$100,000.00 already received to Party B within five (5) working days. If the refusal is due to reasons attributable to Party B’s applicant, Party A shall refund HK$50,000.00 (Hong Kong Dollars Fifty Thousand Only) within five (5) working days.

ii.If, during the seven-year employment period, the applicant is terminated by the employer company or the visa renewal is refused due to reasons attributable to the employer company, Party A shall, within one (1) month, recommend a new employer and assist with the transfer of the employment visa. If the transfer or renewal application is unsuccessful, Party A may deduct an administrative fee (calculated as: years of service × HK$50,000 per year) and shall refund the remaining consultancy service fee to Party B within five (5) working days.

iii.If the applicant voluntarily resigns or abandons the visa renewal application for personal reasons during the employment period, Party A shall have no obligation to refund any fees received.

5.Effectiveness of the Agreement

i.Both parties acknowledge that the duration of the application process and related arrangements are determined by the relevant Hong Kong government departments and authorities. In the event that Party B’s visa or renewal is refused due to changes in government policy, Party A shall arrange a refund in accordance with the refund provisions set out in Section 4 above.

ii.When handling fee-related transactions between the parties, both parties undertake to complete the relevant procedures within five (5) working days.

iii.Both parties shall make payment or refund within five (5) working days as stipulated in this Agreement. In the event of any delay, the defaulting party shall pay a late penalty of 0.5% per day on the overdue amount.

iv.Both parties shall maintain confidentiality in accordance with this Agreement and shall not disclose the contents of this Agreement to any third party. All prior written or oral cooperation matters between the parties shall, after the signing of this Agreement, be governed exclusively by the terms of this Agreement.

v.This Agreement is made in two (2) original copies, with each party holding one copy of equal legal effect. Any matters not covered herein shall be resolved by the parties through a supplementary agreement or memorandum, which shall have the same legal effect as this Agreement.

(No further text follows)

Signed on behalf of:

Party A: Powerful Strong International Group Co., Limited

/s/ Powerful Strong International Group Co., Limited

(Authorized Signature & Company Chop)

Party B: Here Hear Company Limited

/s/ Here Hear Company Limited

(Authorized Signature & Company Chop)